UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2012

THE DIGITAL DEVELOPMENT GROUP CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53611	98-0515726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1639 11th Street, Suite 152 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-783-3128

Former name or Former Address, if Changed Since Last Report:

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Richard Verdoni as Chief Technology Officer

On May 8, 2012, the Board of Directors (the “Board”) of The Digital Development Group Corp., a Nevada corporation (the “Company”) appointed Mr. Richard Verdoni as Chief Technology Officer (“CTO”) of the Company effective immediately. There is no arrangement or understanding pursuant to which Mr. Verdoni was appointed CTO. Mr. Verdoni has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Professional History of Mr. Verdoni

Mr. Verdoni has an extensive background in technology development and innovation. Prior to joining the Company, Mr. Verdoni was employed as a computer engineer at the U.S. Embassy in Mexico City for the Consular Department. Over the past 15 years, Mr. Verdoni has been a partner in a number of successful multimedia startups and internet based businesses servicing and developing applications and solutions for hundreds of clients. Prior to his recent return to California, Mr. Verdoni lived and worked in Mexico City since 2006 where he was engaged in consultancy aimed at the advancement of emerging technologies focused on IPTV, where he designed an iPad publishing ecosystem targeting large scale magazine publishers. Prior to this, from 1994 to 1997, Mr. Verdoni was as an associate producer for a 3rd party video game developer for the Atari Corporation. His various accomplishments at this time included new methods for rotoscoping, sprite development and color computation. He went on to consult for DIVATV, an SRI spin-off, from 1997 to 1999, which was eventually sold to Comcast and was one of the first adopters of IPTV, where Mr. Verdoni was instrumental in providing new methods for VOD content delivery. He was hired on at IBM as a consultant from 1999 to 2001 to assist the Global Research Team with intranet development and research fellow promotional material. Previously, Mr. Verdoni was assigned a 4-year tour overseas as a U.S. Naval photographer from 1986 to 1991. His secret security clearance enabled in-depth studies of advanced imaging protocols. Mr. Verdoni studied at the University of Michigan from 1992 to 1994 working on a bachelor of Fine Arts degree with a focus on Art and Computer Science. He has an associates degree from Delta College and a degree from the U.S. Naval School of Photography in Florida.

Appointment of Mr. Alex Frejrud as Chief Creative Director

On July 18, 2012, the Board appointed Mr. Alex Frejrud as Chief Creative Director (“CCD”) of the Company effective immediately. There is no arrangement or understanding pursuant to which Mr. Frejrud was appointed CCD. Mr. Frejrud has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Professional History of Mr. Frejrud

Mr. Alex Frejrud has an extensive background as a telecommunications engineer, film editor, music producer and new media consultant. Since 2008, Mr. Frejrud has been the president and director of The Glampire Group. Mr. Frejrud has been the driving force behind various successful startups. In 2004, he co-founded the award-winning social network Trig.com. He followed up in 2008 with the establishment of the Glampire Group, consisting of Glampire Media, Glampire Mobile and Glampire Mobile-Label. As director and president of The Glampire Group, he has worked with a number of renowned record labels, fashion brands, corporations, websites, and movie production companies, enhancing their media profiles, visibility, viral marketing, and connectivity of clients including BMW, MySpace, H&M, Sony, EMI, and Universal Studios. Mr. Frejrud was raised and educated in Sweden and has an engineering degree in telecommunications, sound and interactive media.

SECTION 7 – REGULATION FD

Item 7.01. Regulation FD Disclosure.

On May 8, 2012, the Company issued a press release announcing the appointment of Mr. Verdoni as Chief Technology Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

On July 18, 2012, the Company issued a press release announcing the appointment of Mr. Frejrud as Chief Creative Director of the Company. A copy of the press release is attached hereto as Exhibit 99.2.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated May 8, 2012
99.2	Press Release dated July 18, 2012

The information contained in Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIGITAL DEVELOPMENT GROUP CORP. a Nevada Corporation

Dated: July 19, 2012	By:	/s/ Martin W. Greenwald
Martin W. Greenwald, Chief Executive Officer